Exhibit 99.1

Media Contact: Jordan Hassin Iridium Communications Inc. Jordan.Hassin@Iridium.com +1 (703) 287-7421 Twitter: @Iridiumcomm	Investor Contact: Kenneth Levy Iridium Communications Inc. Ken.Levy@Iridium.com +1 (703) 287-7570

Iridium Announces Quarterly Dividend Program

McLean, VA., December 8, 2022—Iridium Communications Inc. (Nasdaq: IRDM) today announced that its Board of Directors has initiated a quarterly dividend program and declared the first ever cash dividend on its common stock of $0.13 per share. The dividend is payable on March 30, 2023, to stockholders of record at close of business on March 15, 2023. Iridium intends to pay regular quarterly dividends, with each payment subject to Board approval.

This program continues Iridium’s commitment to rewarding its shareholders, joining two previously authorized share repurchase programs that total $600 million. Iridium has repurchased approximately $413 million worth of its common stock as of the end of the third quarter of 2022 and will continue to be disciplined in that program’s execution. Iridium also expects to remain within its target leverage range of 2.5 times to 3.5 times operational EBITDA (earnings before interest, income taxes, depreciation, and amortization) at the end of 2023.

“By remaining focused on our mission of connecting people and “things” from anywhere on the planet, we continue to see record subscriber and free cash flow growth. As a result, Iridium is once again positioned to reward its shareholders,” said Matt Desch, CEO, Iridium. “As we look towards 2023, we remain committed to innovations that exploit the unique capabilities of our network and further our value and position as an industry leader.”

The Company also recently participated in several investor conferences, some of which provide post-event replays that are accessible at https://investor.iridium.com/events

For more information about Iridium visit: www.iridium.com

Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. In 2019, the company completed a generational upgrade of its satellite network and launched its new specialty broadband service, Iridium Certus®. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the Nasdaq Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium’s expectations with respect to amount and timing of dividends and share repurchases, as well as net leverage. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding customer demand for Iridium’s products and services, including demand from the U.S. government; Iridium’s ability to maintain the health, capacity and content of its satellite constellation, the development of and market for Iridium’s products and services, and Iridium’s ability to complete its share repurchase programs, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022, and the Company’s Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on October 20, 2022, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements are based on information available to it as of the date of this press release and speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

###